Exhibit 99.1

Raven Industries, Inc.
Grants of Stock Options and Restricted Stock Units Under Long-Term Incentive Plan for 2017

Executive Officer	Title	Stock Options	RSUs performance-based at Target Level	RSUs time-based
Daniel A. Rykhus	President and Chief Executive Officer	38,400	6,440	16,090
Steven E. Brazones	Vice President and Chief Financial Officer	12,300	2,050	5,140
Brian E. Meyer	Division VP and General Manager - Applied Technology Division	9,800	1,640	4,110
Anthony J. Schmidt	Division VP and General Manager - Engineered Films Division	9,800	1,640	4,110